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                                                                 EXHIBIT NO. 3.7

                                ESCROW AGREEMENT

THIS AGREEMENT is dated for reference the 15th day of August, 1994.

BETWEEN: MONTREAL TRUST COMPANY, having an office located at 4th Floor, 510 Burrard Street, Vancouver,
                British Columbia

                (the "Escrow Agent")

AND: STIRRUP CREEK GOLD LTD., having an office located at 310-1959 152nd Street, Surrey,
                British Columbia V4A 9E3

                (the "Issuer")

AND:            EACH SHAREHOLDER, as defined in this Agreement

                (individually referred to as the "Shareholder" and collectively referred to as the "Shareholders")

                (the Escrow Agent, Issuer and Shareholders are herein collectively referred to as the "Parties")

WHEREAS the Shareholders have acquired or are about to acquire shares of the Issuer;

AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the shares upon the acquisition of the shares by the Shareholders;

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1.      INTERPRETATION

In this Agreement:

(a) "Acknowledgement" means the acknowledgment and agreement to be bound in the form attached as Schedule "A" to this Agreement;

(b)     "Act" means the SECURITIES ACT, S.B.C. 1985, c.83;

(c)     "Exchange" means the Vancouver Stock Exchange;

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(d)     "IPO" means the initial public offering of common shares of the Issuer under a prospectus which has been filed with, and for which a receipt has been obtained from, the Superintendent under section 42 of the Act;

(e) "Local Policy Statement 3-07" means the Local Policy Statement 3-07 in effect as of the date of reference of this Agreement and attached as Schedule "B" to this Agreement;

(f) "Shareholder" means a holder of shares of the Issuer who executes this Agreement or an Acknowledgement;

(g) "Shares" means the shares of the Shareholder described in Schedule "C" to this Agreement, as amended from time to time in accordance with
        Section 9;

(h) "Superintendent" means the Superintendent of Brokers appointed under the Act; and

(i) "Superintendent or the Exchange" means the Superintendent, if the shares of the Issuer are not listed on the Exchange, or the Exchange, if the shares of the Issuer are listed on the Exchange.

1.02 Any reference in this Agreement to a designated "Paragraph", "Section", "Schedule" or other subdivision refers to the designated Paragraph, Section, Schedule or subdivision of this Agreement.

2.      PLACEMENT OF SHARES IN ESCROW

2.01 The Shareholders place the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.

3.      VOTING OF SHARES IN ESCROW

3.01 Except as provided by Paragraph 4.01(a), the Shareholders may exercise all voting rights attached to the Shares.

4.      WAIVER OF SHAREHOLDERS' RIGHTS

4.01    The Shareholders waive the rights attached to the Shares:

(a)     to vote the Shares on a resolution to cancel any of the Shares;

(b)     to receive dividends; and

(c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.

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5.      ABSTENTION FROM VOTING AS A DIRECTOR

5.01 A Shareholder that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Shares.

6.      TRANSFER WITHIN ESCROW

6.01 The Shareholders shall not transfer any of the Shares except in accordance with Local Policy 3-07 and with the consent of the Superintendent or the Exchange.

6.02 The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received:

(a) a copy of an Acknowledgment executed by the person to whom the Shares are to be transferred; and

(b) a letter from the Superintendent or the Exchange consenting to the transfer.

6.03 Upon the death or bankruptcy of a Shareholder, the Escrow Agent shall hold the Shares subject to this Agreement for the person that is legally entitled to become the registered owner of the Shares.

7.      RELEASE FROM ESCROW

7.01 The Shareholders irrevocably direct the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to Paragraph 7.02 or surrendered for cancellation pursuant to Section 8.

7.02 The Escrow Agent shall not release the Shares from escrow unless the Escrow Agent has received a letter from the Superintendent or the Exchange consenting to the release.

7.03 The approval of the Superintendent or the Exchange to a release from escrow of any of the Shares shall terminate this Agreement only in respect of the Shares so released.

8.      SURRENDER FOR CANCELLATION

8.01 The Shareholder shall surrender the Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Shares to the
Issuer:

(a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange;

(b) where the Issuer's shares have been subject to a cease trade order issued under the Act for a period of two consecutive years; or

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(c)     10 years from the later of the date of issue of the Shares and the date of the receipt for the Issuer's prospectus on its IPO.

9.      AMENDMENT OF AGREEMENT

9.01 Subject to Paragraph 9.02, this Agreement may be amended only by a written agreement among the Parties and with the written consent of the Superintendent or the Exchange.

9.02    Schedule "C" to this agreement shall be amended upon:

(a)     a transfer of Shares pursuant to Section 6;

(b)     a release of Shares from escrow pursuant to Section 7; or

(c)     a surrender of Shares for cancellation pursuant to Section 8,

and the Escrow Agent shall note the amendment on the Schedule "C" in its possession.

10.     INDEMNIFICATION OF ESCROW AGENT

10.01 The Issuer and the Shareholders, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this Agreement.

11.     RESIGNATION OF ESCROW AGENT

11.01 If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.

11.02 If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.

11.03 A notice referred to in Paragraphs 11.01 and 11.02 shall be in writing and delivered to:

(a) the Issuer at the address specified on the first page of this agreement, with a copy to Forth & Company, Barristers and Solicitors, 1600 - 777 Dunsmuir Street, Vancouver, British Columbia, V7Y 1K4; or

(b) the Escrow Agent at 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, and notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this Paragraph.

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11.04   A copy of a notice referred to in Paragraph 11.01 shall concurrently be delivered to the Superintendent or the Exchange.

11.05 The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Agreement on the date that is 180 days after the date of receipt of the notice referred to in Paragraph 11.01 or
11.02 or on such other date as the Escrow Agent and the Issuer may agree upon (the "Resignation Date").

11.06 The Issuer shall, before the Resignation Date and with the written consent of the Superintendent or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Shareholders.

12.     FURTHER ASSURANCES

12.01 The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

13.     TIME

13.01  Time is of the essence of this Agreement.

14.     GOVERNING LAWS

14.01 This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

15.     COUNTERPARTS

15.01 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

16.     LANGUAGE

16.01 Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

17.     ENUREMENT

17.01 This Agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.

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IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the date of reference of this Agreement notwithstanding its actual date of execution.

THE CORPORATE SEAL of MONTREAL
TRUST COMPANY was hereunto affixed
in the presence of:
                                                                             C/S
------------------------------------

THE CORPORATE SEAL of STIRRUP
CREEK GOLD LTD. was hereunto affixed
in the presence of:
                                                                             C/S
------------------------------------

SIGNED, SEALED AND DELIVERED
BY THE SHAREHOLDERS BY THEIR
EXECUTION OF SCHEDULE "C"
HERETO.

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                        SCHEDULE "A" TO ESCROW AGREEMENT

                    ACKNOWLEDGMENT AND AGREEMENT TO BE BOUND

To:     Vancouver Stock Exchange
        4th Floor, 609 Granville Street
        Vancouver, B.C.  V7Y 1H1

I acknowledge that:

(a) I have entered into an Agreement with _________________ under which _________ shares of _____________________ (the "Shares") will be transferred to me upon receipt of regulatory approval; and

(b) the Shares are held in escrow subject to an escrow agreement dated for reference ___________, 19__ (the "Escrow Agreement"), a copy of which is attached as Schedule "A" to this Acknowledgement.

In consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is acknowledged) I agree, effective upon receipt of regulatory approval of the transfer to me of the Shares, to be bound by the Escrow Agreement in respect of the Shares as if I were an original signatory to the Escrow Agreement.

Dated at           on          , 19    .
         ---------    ---------    ----

Where the transferee is an individual:

SIGNED, SEALED AND DELIVERED by
                  in the presence of:
-----------------
                                                 -----------------------------

-------------------------------------
Name

-------------------------------------
Address

-------------------------------------
Occupation

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                        SCHEDULE "B" - LOCAL POLICY 3-07

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                        SCHEDULE "C" TO ESCROW AGREEMENT
--------------------------------------------------------------------------------
NAME OF SHAREHOLDER     NO. OF SHARES     SIGNATURE OF SHAREHOLDER
--------------------------------------------------------------------------------

Larry Reaugh               480,000
                                          --------------------------------------
                                          Larry Reaugh

Ronald Morehead            200,000
                                          --------------------------------------
                                          Ronald Morehead

Leanne Reaugh               50,000
                                          --------------------------------------
                                          Leanne Reaugh

Sandra Bettis               20,000
                                          --------------------------------------
                                          Sandra Bettis